EXHIBIT 99.1

RR DONNELLEY		Corporate Headquarters 77 West Wacker Drive Chicago, Illinois 60601 Telephone (312) 326-8000
Media contact:	Investor contact:

Katherine Divita	Christopher Curtis
312-326-8336	312-326-8313
katherine.divita@rrd.com	christopher.curtis@rrd.com

FOR IMMEDIATE RELEASE

RR DONNELLEY REPORTS 1ST QUARTER 2003 RESULTS; AFFIRMS 2003 GUIDANCE

CHICAGO, May 7, 2003— RR Donnelley (NYSE: DNY) today announced first quarter 2003 earnings per diluted share of 5 cents, compared to 20 cents in the year ago period. Revenues for the first quarter were $1.1 billion, down 2 percent compared to the prior year. Net income was $6 million, compared to $23 million in the first quarter of 2002.

Included in the above results for the first quarter of 2003 are restructuring and impairment charges of $3 million ($2 million after-tax, or 1 cent per diluted share). In the year-earlier period, results included restructuring and impairment charges of $27 million ($17 million after-tax, or 14 cents per diluted share), and a $30 million reversal of excess tax reserves ($30 million benefit after-tax, or 26 cents per diluted share), related to the company’s settlement with the IRS on deductibility of interest payments for corporate-owned life insurance.

“We’re on track with our full-year earnings guidance,” said William L. Davis, RR Donnelley’s chairman, president and chief executive officer. “I’m particularly pleased that we’re not only delivering results today, we’re also building sales momentum that will pay off for years to come.”

The company continued to experience a weak environment in its print businesses, as well as continued weakness in domestic capital markets activity. The company’s logistics business continued its strong revenue growth, aided by the March acquisition of Momentum Logistics. Growth in Europe and Asia also contributed to the company’s performance. The company continued to benefit from prior restructuring efforts and ongoing productivity programs, partially mitigating the company’s print revenue decline.

RR Donnelley Reports 1st-Quarter 2003 Results; Affirms 2003 Guidance

May 7, 2003

The company also affirmed its previously issued full year earnings guidance of $1.25 to $1.40 per diluted share. This range includes six cents per diluted share for expected restructuring activity. The company’s guidance continues to incorporate the weak print demand and pricing environment, offset by continued cost reduction and productivity efforts. Capital spending is expected to be below $250 million, also unchanged from prior guidance.

RR Donnelley will hold its quarterly investor conference call at 10 a.m., central time, on Wednesday, May 7, 2003. For a link to the call, log on to www.rrdonnelley.com. Check in approximately 10 minutes in advance of the start time to set up to receive the webcast. The call also will be archived on the site for seven days.

RR Donnelley (www.rrdonnelley.com) prepares, produces and delivers integrated communications across multiple channels for content owners such as publishers, merchandisers, and telecommunications companies as well as capital markets and diversified financial services companies. As a single source supplying services up and down the communications value chain, the company excels in digital photography, content management, printing, online services, and print and package logistics. With these integrated services, RR Donnelley provides effective solutions for its customers’ targeted communications and delivery needs. Headquartered in Chicago, Ill., RR Donnelley serves a global customer market and has 30,000 employees in more than 200 locations in North America, South America, Europe and the Asia/Pacific Basin.

Certain statements, including discussions of the company’s expectations for 2003 and beyond, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to differ materially from the future results expressed or implied by these statements. Refer to Part I, Item I of the company’s annual report on Form 10-K for the year ended December 31, 2002, for a description of such factors.

RR Donnelley Reports 1st-quarter 2003 Results; Affirms 2003 Guidance

CONDENSED CONSOLIDATED INCOME STATEMENT

(in thousands, except per-share data)

	3 mos ended March 31,		% Change
	2003	2002
Net sales	$1,073,817	$1,093,650	(1.8%	)
Cost of materials and transportation	455,747	462,105	(1.4%	)

Value added revenue (VAR)	618,070	631,545	(2.1%	)
Value added cost of sales	449,760	463,640	(3.0%	)

Gross profit	168,310	167,905	0.2%
Selling and administrative expenses	138,778	130,522	6.3%
Restructuring and impairment charges	2,609	26,692	(90.2%	)

Earnings from operations	26,923	10,691	151.8%
Interest expense, net	(12,707)	(15,453)	(17.8%	)
Other income (expense):
Other, net	(4,943)	(6,891)	(28.3%	)

Earnings (loss) before income taxes	9,273	(11,653)	(179.6%	)
Provision (benefit) for income taxes	3,571	(34,312)	(110.4%	)

Net income	$5,702	$22,659	(74.8%	)

Earnings Per Share
Basic	$0.05	$0.20	(75.0%	)
Diluted	0.05	0.20	(75.0%	)
Earnings per share include the following items:
Restructuring and impairment charges	(0.01)	(0.14)	(92.9%	)
Reversal of excess COLI tax reserves*	—	0.26	N/M

	3 mos ended March 31,
Share Data	2003	2002
Basic shares outstanding at March 31	113,086	112,866
Average basic shares outstanding	113,101	112,894
Effect of dilutive securities	595	1,930
Average diluted shares outstanding	113,696	114,824

Percent to Net Sales
Gross profit	15.7%	15.4%
Selling & administrative expense	12.9%	11.9%
Earnings from operations	2.5%	1.0%
Net income	0.5%	2.1%

Percent to VAR**
Gross profit	27.2%	26.6%
Selling & administrative expense	22.5%	20.7%
Earnings from operations	4.4%	1.7%
Net income	0.9%	3.6%

*	Included in tax provision (benefit) in the condensed consolidated income statement.

**	Value-added revenue (VAR) represents net sales less the cost of materials (principally paper and ink) for the company’s print-related businesses, and net sales less the cost of transportation and postage for its logistics services businesses. With respect to print, certain customers supply their own paper; customer-furnished paper is not included in the company’s financial results. By measuring VAR, the company eliminates the effect of material prices and transportation costs, as well as the impact on net sales of fluctuations in the amount of customer-furnished paper. Management, therefore, views VAR as a better performance measure of its own value-added products and services. Other companies may use a measure which is calculated in a similar manner, but which may not be comparable.

RR Donnelley Reports 1st-quarter 2003 Results; Affirms 2003 Guidance

KEY INFORMATION

(dollars in thousands, except per-share data)

	2003	2002
	3 mos ended March 31,
Other Data
Capital expenditures	$50,022	$65,818
Acquisitions[1]	17,000	—
Cash and equivalents	40,483	49,230
Total debt	1,004,145	1,082,564
Return on avg invested capital[2]	8.4%	3.6%
Operating working capital (% of net sales)[3]	1.6%	4.7%

Restructuring, Impairment & Other Items Affecting Comparability	3 mos ended March 31,
	2003			2002
	Earnings (loss) before Income Taxes	Net Income	Earnings (loss) per Diluted share	Earnings (loss) before Income Taxes	Net Income	Earnings (loss) per Diluted share
Consolidated results as reported	$9,273	$5,702	$0.05	$(11,653)	$22,659	$0.20

The consolidated results include the following significant items that affect comparability:
Restructuring and impairment charge	$(2,609)	$(1,618)	$(0.01)	$(26,692)	$(16,816)	$(0.14)
Other items:
Provision for doubtful accounts	(9,928)	(6,155)	(0.05)	(2,959)	(1,864)	(0.02)
By-product revenues	10,962	6,796	0.06	8,714	5,490	0.05
Gain on sale of assets	1,945	1,206	0.01	—	—	—
Insurance recovery related to 9/11	2,047	1,269	0.01	—	—	—
Affordable housing investment writedown*	(4,000)	(2,480)	(0.02)	(2,700)	(1,701)	(0.01)
Pension and post-retirement income	1,260	781	—	5,718	3,602	0.03
Reversal of excess COLI tax reserves**	—	—	—	—	30,000	0.26
COLI-related expenses upon policy surrender*	—	—	—	(4,883)	(3,076)	(0.03)

Total significant items:	$(323)	$(201)	$0.00	$(22,802)	$15,635	$0.14

*	Included in other income (expense) in the condensed consolidated income statement.

**	Included in tax provision in the condensed consolidated income statement.

[1]	On March 5, 2003, the Company acquired certain net assets of Momentum Logistics, Inc. for approximately $17 million in cash.

[2]	Computed on 12-month rolling net income, divided by a 13-month average of debt and equity.

[3]	Computed on a 13-month average of net receivables, net inventories, and prepaid expenses minus accounts payable and other accrued liabilities divided by 12-month rolling net sales.

RR Donnelley Reports 1st-quarter 2003 Results; Affirms 2003 Guidance

KEY INFORMATION

(in thousands)

Industry Segment Data

	Donnelley Print Solutions	Logistics Services	Financial Services	Other[4]	Corporate[5,6]	Consolidated Total
First Quarter 2003
Sales	$666,973	$209,808	$90,255	$106,781	$—	$1,073,817
Restructuring and impairment charges	169	—	573	715	1,152	2,609
Earnings (loss) from operations	45,682	3,543	(6,362)	(9,045)	(6,895)	26,923
Earnings (loss) before income taxes	45,707	3,517	(6,522)	(10,858)	(22,571)	9,273
First Quarter 2002
Sales	$714,334	$172,079	$102,875	$104,362	$—	$1,093,650
Restructuring and impairment charges	23,122	24	21	2,387	1,138	26,692
Earnings (loss) from operations	23,978	3,043	(12,262)	(14,494)	10,426	10,691
Earnings (loss) before income taxes	27,109	2,981	(12,074)	(19,397)	(10,272)	(11,653)
Second Quarter 2002
Sales	$716,404	$176,590	$144,592	$111,306	$—	$1,148,892
Restructuring and impairment charges	14,032	98	711	913	271	16,025
Earnings (loss) from operations	47,268	2,013	12,427	(9,780)	(10,519)	41,409
Earnings (loss) before income taxes	51,693	2,033	12,686	(11,325)	(18,023)	37,064
Third Quarter 2002
Sales	$771,291	$192,896	$93,482	$119,611	$—	$1,177,280
Restructuring and impairment charges	6,562	286	2,866	222	12,773	22,709
Earnings (loss) from operations	106,890	2,159	(12,219)	115	(11,698)	85,247
Earnings (loss) before income taxes	110,131	2,160	(10,838)	2,789	(29,541)	74,701
Fourth Quarter 2002
Sales	$889,371	$242,459	$86,503	$116,782	$—	$1,335,115
Restructuring and impairment charges	10,929	1,941	6,901	2,127	1,605	23,503
Earnings (loss) from operations	126,133	3,884	(21,273)	(3,375)	2,245	107,614
Earnings (loss) before income taxes	126,660	3,875	(21,155)	(5,334)	(28,425)	75,621

Consolidated Summary of Expense Trends—First Quarter

	2003	% of Sales	2002	% of Sales	% Change
Cost of materials (excluding cost of transp.)	$296,984	27.7%	$333,905	30.5%	(11.1%	)
Cost of transportation	158,763	14.8%	128,200	11.7%	23.8%
Cost of manufacturing[7]	383,552	35.7%	393,984	36.0%	(2.6%	)
Depreciation	68,236	6.4%	72,120	6.6%	(5.4%	)
Amortization[8]	9,038	0.8%	9,747	0.9%	(7.3%	)
Selling and administrative expense[7]	136,749	12.7%	127,877	11.7%	6.9%
Restructuring and impairment charges	2,609	0.2%	26,692	2.4%	(90.2%	)
Net interest expense	12,707	1.2%	15,453	1.4%	(17.8%	)

[4]	Represents other operating segments of the company including RRD Direct, International and Other.

[5]	Corporate earnings (loss) from operations consist principally of the following unallocated items: net earnings of benefit plans (excluding service costs); last-in first-out (LIFO) inventory provisions; and general corporate, management and information technology costs.

[6]	Corporate earnings (loss) before income taxes consist principally of earnings (loss) from operations, adjusted for interest expense not assessed to the operating segments, affordable housing investment writedowns and other income (expense).

[7]	Excludes depreciation and amortization, which are shown separately.

[8]	Included primarily in net sales and other income (expense).

RR Donnelley Reports 1st-quarter 2003 Results; Affirms 2003 Guidance

KEY INFORMATION

(in thousands)

Net Sales Detail—First Quarter	2003	% of Total	2002	% of Total	% Change
Magazines, Catalogs and Retail	$362,535	33.8%	$386,667	35.4%	(6.2%	)
Book Publishing Services	153,066	14.3%	154,670	14.1%	(1.0%	)
Telecommunications	124,101	11.6%	143,261	13.1%	(13.4%	)
Premedia	27,271	2.5%	29,736	2.7%	(8.3%	)

Donnelley Print Solutions	666,973	62.1%	714,334	65.3%	(6.6%	)
Logistics Services	209,808	19.5%	172,079	15.7%	21.9%
Financial Services	90,255	8.4%	102,875	9.4%	(12.3%	)
RRD Direct	29,146	2.7%	33,978	3.1%	(14.2%	)
Other[9]	77,635	7.2%	70,384	6.4%	10.3%

Other	106,781	9.9%	104,362	9.5%	2.3%
Total Net Sales	$1,073,817	100.0%	$1,093,650	100.0%	(1.8%	)
Cost of materials and transportation	455,747		462,105

Value added revenue (VAR)	$618,070		$631,545

VAR Detail—First Quarter	2003	% of Total	2002	% of Total	% Change
Magazines, Catalogs and Retail	$229,583	37.1%	$241,128	38.2%	(4.8%	)
Book Publishing Services	110,861	17.9%	111,534	17.7%	(0.6%	)
Telecommunications	64,257	10.4%	64,107	10.2%	0.2%
Premedia	27,272	4.4%	29,736	4.7%	(8.3%	)

Donnelley Print Solutions	431,973	69.9%	446,505	70.7%	(3.3%	)
Logistics Services	51,556	8.3%	43,984	7.0%	17.2%
Financial Services	75,277	12.2%	86,960	13.8%	(13.4%	)
RRD Direct	17,782	2.9%	18,824	3.0%	(5.5%	)
Other[9]	41,482	6.7%	35,272	5.6%	17.6%

Other	59,264	9.6%	54,096	8.6%	9.6%
Total VAR	$618,070	100.0%	$631,545	100.0%	(2.1%	)

[9]	Includes International (Latin America, Europe and Asia) and Other.